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Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in: Registration Statements Nos. 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program; 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178 and 333-109250 for the Abbott Laboratories 1996 Incentive Stock Program; 333-13091 and 333-74222 for the Abbott Laboratories Ashland Union 401(k) Plan and Trust; 333-68268 for the Abbott Laboratories 401(k) Plan and Trust; 333-74220 and 333-102179 for the Abbott Laboratories Deferred Compensation Plan; 333-76516 for the Abbott Laboratories Employee Share Ownership Plan; 333-75442 and 333-109254 for the Abbott Laboratories Affiliate Employee Stock Purchase Plan; and 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180 and 333-109253 for the Abbott Laboratories Stock Retirement Program and Trusts; Abbott Laboratories' previously filed post-effective Amendment No. 1 to Registration Statement on Form S-8, in Registration No. 333-85867 for the Perclose, Inc. 1992 Stock Plan, Perclose, Inc. 1995 Director Option Plan, Perclose, Inc. 1997 Stock Plan and Perclose, Inc. 1995 Employee Stock Purchase Plan; and Abbott Laboratories' previously filed Form S-3 Registration Statements 33-50253, 333-06155, 333-63481, 333-65601, 333-83647, 333-55446 and 333-109132 of our reports related to TAP Pharmaceutical Products Inc. and subsidiaries dated February 6, 2004 appearing in this Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
Chicago, Illinois February 24, 2004

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  Exhibit 23.2